                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             NETWORK LONG DISTANCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             NETWORK LONG DISTANCE, INC.
                           11817 Canon Boulevard, Suite 600
                             Newport News, Virginia 23606
                                    (757) 873-1040

                           --------------------------------

                                   PROXY STATEMENT

                           --------------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held September 30, 1997

TO THE SHAREHOLDERS OF NETWORK LONG DISTANCE, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Network Long Distance, Inc., a Delaware corporation ("Network") will be held at the Company's offices, 11817 Canon Boulevard, Suite 600, Newport News, Virginia, on September 30, 1997, at 10:00 a.m., Eastern Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

    1.   To elect eight (8) Directors of the Company;

    2. To transact such other business as properly may come before the meeting or any adjournment thereof.

Only holders of the voting $.0001 par value common stock of the Company of record at the close of business on August 31, 1997 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

A copy of the Company's Annual Report on Form 10-K for the year ended March 31, 1997 accompanies this Notice of Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.
                                            JOHN V. LEAF
                                            SECRETARY
Newport News, Virginia
August 31, 1997

                         Network Long Distance, Inc.
                       11817 Canon Boulevard, Suite 600
                         Newport News, Virginia 23606
                                (757) 873-1040

                               ---------------
                               PROXY STATEMENT
                               ---------------

                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 30, 1997

                             GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Network Long Distance, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's offices, 11817 Canon Boulevard, Suite 600, Newport News, Virginia, on the 30th day of September 1997, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about August 31, 1997.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mail; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted in order to determine whether or not a quorum has been achieved at the Meeting.

The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                     SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's $.0001 par value voting common stock, with each share entitled to one vote. Only shareholders of record at the close of business on August 31, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On July 31, 1997 the Company had 13,157,500 shares of its

$.0001 par value voting common stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding.

A majority of the Company's outstanding voting common stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a plurality of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is not permitted. Abstentions and broker non-votes will not affect the outcome of the election of directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND OF MANAGEMENT

The following table presents information with respect to shares of the Company's Common Stock beneficially owned by the Company's Directors and Officers and by all Directors and Executive Officers of the Company as a group, and by all other persons known by management to own beneficially 5 percent (5%) or more of the Company's Common Stock as of July 31, 1997. Unless otherwise indicated, each of the shareholders has sole voting or investment power with respect to the shares beneficially owned.

                                                    Amount and          Percent of
Name and Address                               Nature of Beneficial    Class Owned
of Beneficial Owner                                  Ownership         Beneficially
-------------------                                  ---------         ------------
John D. Crawford (1)                                 3,065,768            23.028%
2425 Manion Drive
Williamsburg, VA 23185

Timothy A. Barton (2)                                  505,556             3.861%
5319 W. 101st Terrace
Overland Park, KS 66207

Thomas G. Keefe (3)                                    134,524             1.027%
102 Lake Herrin Court
Yorktown, VA 23693

John V. Leaf  (4)                                    1,555,239            11.682%
Leaf Family Partners Ltd.
P.O. Box 30055
Winona, MN 55987

Russell J. Page (5)                                    225,000             1.690%
822 Queens Road
Charlotte, NC 28207

Albert A. Woodward (6)                                  10,700                  *
2000 Midwest Plaza Bldg. W, 801 Nicollet Mall
Minneapolis, MN 55402

Timothy J. Sledz (7)                                   485,333             3.646%
1861 Paddington Avenue
Naperville, IL 60563

Leon L. Nowalsky (8)                                   265,000             1.991%
826 Barracks Street
New Orleans, LA 70116

Michael M. Ross (9)                                    601,691             4.520%
13929 Woodland Ridge
Baton Rouge, LA 70816

O. A. Friend TTEE 1993 Friend FA TR                  1,555,239            11.682%
77-740 Seminole
Indian Wells, CA 92260

All Directors and Officers                           8,889,606            67.891%
as a Group (10 Persons)
  *Less than 1%

(1) Includes 55,319 shares of the Company's Common Stock held in escrow related to the Eastern Telecom International ("Eastern") merger.
(2) Includes options to purchase 50,000 shares of the Company's Common Stock, exercisable within the next 60 days.
(3) Includes options to purchase 30,000 shares of the Company's Common Stock, exercisable within the next 60 days and 1,887 shares of the Company's Common Stock held in escrow related to the Eastern merger.
(4) Mr. Leaf is an indirect beneficial owner of 1,555,239 shares of Common Stock owned by Leaf Family Partners Ltd. by virtue of Mr. Leaf being General Partner of Leaf Family Partners, Ltd.

(5) Includes options to purchase 225,000 shares of the Company's Common Stock, exercisable within the next 60 days.
(6) Includes options to purchase 10,000 shares of the Company's Common Stock, exercisable within the next 60 days.
(7) Includes 370,233 shares of the Company's Common Stock owned by Value Tel, Inc. of which Mr. Sledz is an officer and director.
(8) Includes options to purchase 225,000 shares of the Company's Common Stock, exercisable within the next 60 days.
(9) Includes 313,344 shares of the Company's Common Stock held pursuant to an Escrow Agreement. See Transactions with Management on page 12.

DIRECTORS AND EXECUTIVE OFFICERS

                                                                         Tenure as Executive Officer
      Name             Age               Position                                or Director
-------------------------------------------------------------------------------------------------------
John D. Crawford        43   Chairman, Chief Executive Officer         From May 7, 1997
                             and Director                              to date
-------------------------------------------------------------------------------------------------------
Timothy A. Barton       31   President and Director                    Director From November 15, 1996
                                                                       to date
                                                                       President From January 7, 1997
                                                                       to date
-------------------------------------------------------------------------------------------------------
Thomas G. Keefe         47   Chief Financial Officer, Treasurer        From May 7, 1997
                             and Director                              to date
-------------------------------------------------------------------------------------------------------
John V. Leaf            48   Secretary and Director                    From May 19, 1997
                                                                       to date
-------------------------------------------------------------------------------------------------------
Russell J. Page         54   Director                                  From October 26, 1995
                                                                       to date
-------------------------------------------------------------------------------------------------------
Leon L. Nowalsky        35   Director                                  From May 24, 1995
                                                                       to date
-------------------------------------------------------------------------------------------------------
Albert A. Woodward      56   Director                                  From May 19, 1997
                                                                       to date
-------------------------------------------------------------------------------------------------------
Timothy J. Sledz        28   Director                                  From October 31, 1995
                                                                       to date
-------------------------------------------------------------------------------------------------------
Michael M. Ross         40   Director                                  From December 19, 1990
                                                                       to date
-------------------------------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS

The Bylaws presently provide for a Board of Directors of not less than three
(3) members and not more than eleven (11) members. The current number of Directors of the Company has been fixed at nine (9) by the Company's Board of Directors. The Company has one (1) non voting advisor to the Board of Directors who attends all meetings.

The Company's Board of Directors is divided into three classes. The term of the initial Class A directors expires at the annual shareholders' meeting for 1999, the term of the initial Class B directors expires at the annual shareholders' meeting for 1998, and the term of the initial Class C directors expires at the annual shareholders' meeting for 2000. At each annual shareholders' meeting beginning with the annual shareholders' meeting for 1998, directors elected to succeed the directors whose terms expire at such meeting are elected for a full three-year term.

The Company's Board of Directors recommends the election of Directors of the eight (8) nominees listed below, in the Class and for the term indicated, to hold office until the Annual Meeting of Shareholders in the year indicated and until their successors are elected and qualified or until their earlier death, resignation or removal.

The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the eight (8) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors.

NOMINEES

The following table sets forth the name and age of each nominee for Director indicating the period during which he has served as such, and the class and term for which he has been nominated:

                                                   YEAR
NAME                             AGE           FIRST DIRECTOR
----                             ---           --------------

                            CLASS A NOMINEES - TERMS EXPIRING AT THE
                              ANNUAL SHAREHOLDERS MEETING IN 1999
                            -----------------------------------------
Leon L. Nowalsky                  35               1995
Russell J. Page                   54               1995
Timothy A. Barton                 31               1996


                            CLASS B NOMINEES - TERMS EXPIRING AT THE
                              ANNUAL SHAREHOLDERS MEETING IN 1998
                            -----------------------------------------
Timothy J. Sledz                  28               1995
Albert A. Woodward                56               1997


                            CLASS C NOMINEES - TERMS EXPIRING AT THE
                              ANNUAL SHAREHOLDERS MEETING IN 2000
                            -----------------------------------------
John D. Crawford                  43               1997
John V. Leaf                      48               1997
Thomas G. Keefe                   47               1997


BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

JOHN D. CRAWFORD
     Director, Chairman and Chief Executive Officer

Mr. Crawford was appointed Chief Executive Officer and Chairman of the Board of Network in May, 1997 after the company he founded, Eastern, was acquired by Network. He brings to Network the experience and knowledge of more than two decades of entrepreneurship. Mr. Crawford started Eastern in 1987 as a small pay phone company with fewer than 10 phones. Within two years, Eastern had grown to the largest independent pay phone concern in southeast Virginia. To further expand the enterprise, Mr. Crawford began supplying long distance operator services to hotels nationwide in 1989. In 1993, he introduced 1+ long distance services primarily to businesses, acquired switching facilities and sold the maturing pay phone business in 1994. He rapidly developed and brought to market a broad array of telecommunications products, including paging, private line and internet services. Under Mr. Crawford's leadership, Eastern's revenue doubled every year since its inception, and by the time of its acquisition was generating an annual revenue run rate of over $26 million.

TIMOTHY A. BARTON
     Director and President

Mr. Barton was named President of Network in January, 1997. He became responsible for the Company's mergers and acquisitions program and quickly completed two sizable mergers, Eastern and National Teleservice, Inc. ("NTI"). In addition to mergers and acquisitions, he is also responsible for legal and regulatory matters, business development, and general administrative functions. Previously he was president and CEO of United Wats, Inc. ("UWI"), a nationwide long distance reseller based in Kansas City, Missouri. Under Mr. Barton's leadership, UWI grew from under $500,000 in revenues in 1992 to more than $20,000,000 in annualized revenues when it was merged into Network in November 1996. Mr. Barton holds a bachelors degree from the University of Kansas and a masters degree from Louisiana State University.

JOHN V. LEAF
     Director and Secretary

Mr. Leaf was one of the founders of NTI and has served as President and Chief Executive Officer of NTI since its inception in 1984. A graduate of Marquette University, Mr. Leaf's background is primarily in sales, marketing and operations, with a focus on operational performance.

THOMAS G. KEEFE
     Director, Chief Financial Officer and Treasurer

Mr. Keefe served as chief financial officer and treasurer of Eastern from 1993 until its acquisition by Network in May, 1997, when he assumed his current positions. At Eastern, Mr. Keefe managed the financial, accounting and administrative activities of the firm and was responsible for obtaining the necessary capital and contracts to transform the company from a $5 million pay phone operator in 1993 to a $26 million full service telecom provider in 1997. From 1989 through 1993, Mr. Keefe was Comptroller for Great Atlantic Management Company, where he controlled $110 million in rental income from real estate properties throughout the Southeast. For fourteen years prior to that, Mr. Keefe held increasingly responsible positions at Newport News Shipbuilding, a division of Tenneco, Inc. These duties included Manager of Government Accounting, where he was responsible for federal cost accounting standards for a $6 billion defense backlog, and Controller and Treasurer for the company's industrial products subsidiary. At Network, he currently has responsibility for financial accounting, SEC reporting and human resource activities. Mr. Keefe holds a BA degree in Business Administration from Washington and Lee University and an MBA from William and Mary. He is a certified public accountant.

ALBERT A. WOODWARD
   Director

Mr. Woodward was appointed Director in June 1997. He has been a senior partner in the law firm of Maun & Simon PLC, a Minneapolis-based law firm since 1974 where he practices primarily in the areas of corporate finance and mergers and acquisitions. Mr. Woodward received a Bachelor of Arts Degree from St. John's University and a Juris doctorate from the University of Minnesota.

LEON L. NOWALSKY
     Director

Mr. Nowalsky has served as independent legal counsel to the Company since 1992, and has been a Director since 1995. Since 1990, he has been a senior partner in the law firm of Nowalsky & Bronston, LLP, a New Orleans-based law practice specializing in telecommunications regulatory matters and mergers and acquisitions and serves as counsel to over 40 independent telecom firms nationwide. From 1985 to 1986, he served as in-house counsel for a Louisiana-based long distance company which was acquired by Advanced Telecommunications Corp. ("ATC"). Mr. Nowalsky served ATC as chief regulatory counsel with responsibility for all compliance issues in a 15-state region, and in 1987, he was promoted to interim general counsel of ATC, where he managed the legal aspects of the company's telecommunications operations. Mr. Nowalsky holds a bachelors degree from Tulane University in New Orleans and earned his Juris doctorate from Loyola University School of Law in New Orleans. He serves on the Boards of Receivables Funding Corp., an Ohio-based financial concern, and J.C. Dupont, Inc., a Louisiana-based energy company.

RUSSELL J. (RUSTY) PAGE
     Director

Mr. Page has served as a Director of the Company since 1995. Since April of 1996, Mr. Page has served as a principal of Rusty Page & Company/Strategic Equity Marketing. For the prior 15 years he served as Senior Vice President of NationsBank Corporation, the fourth largest U.S. bank holding company.
Mr. Page joined NationsBank in 1981, where he assisted the bank in fulfilling its growth. As Equity Marketing Executive, he has had direct responsibility for all investor relations for NationsBank. In addition to his role at NationsBank, Mr. Page has served as an independent equity markets/investor relations consultant to a number of public companies. Mr. Page served on the national Marketing Committee of The NASDAQ Stock Market, and is a member of the Board of Directors and the Executive Committee of the National Investor Relations Institute ("NIRI"), and he is Chairman of NIRI's International Committee. He is also a member of the National Security Traders Association.

TIMOTHY J. SLEDZ
     Director

Mr. Sledz has served as a Director of the Company since 1995. He is the President and Chief Operating Officer of Value Tel, Inc., ("Value Tel") a nationwide diversified telecommunications corporation based in Chicago, Illinois. Mr. Sledz joined Value Tel's predecessor company, Discount Network Services, Inc. ("DNS") in 1992 to assist in DNS's aggressive growth and expansion plan. He served as a Director, Chief Financial Officer and Corporate Secretary of DNS until its May, 1995 merger into Value Tel, at which time Mr. Sledz became President of the combined companies. In November, 1995, Value Tel sold a significant base of its nationwide telecommunications business and long distance customer base to Network, and since that time, Mr. Sledz has overseen the transition of its previous customer base to Network. In addition, Mr. Sledz currently oversees all of Value Tel's independent operational and administrative functions. He is experienced in all areas of computer and management information systems, including programming, networking, and telecommunications provisioning and billing. Mr. Sledz is the former President and Chief Executive Officer of Computer Document Imaging, Inc., a Chicago-based computer consulting firm.

MICHAEL M. ROSS
    Founder, Director, Former President and Chief Executive Officer

Mr. Ross founded the Company along with Mr. Becker in 1979, and has served as a Director and Officer of Network and its predecessor company, M.M. Ross, Inc. Mr. Ross has been active in every facet of the telecommunications industry on an industry-wide level. Mr. Ross is a former Director of Telecom Management, Inc. (1984 to 1985) and Direct Communications, Inc., (1985 to
1990) both of which were merged into Network. He was a charter member in the Telecommunications Resellers Association ("TRA"). He is a graduate of Louisiana State University in Baton Rouge. Mr. Ross's term expires at this annual meeting and he has not been nominated for reelection.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has two standing committees. The Audit Committee is responsible for reviewing audit procedures and supervising the relationship between the Company and its independent auditors. The Audit Committee met one (1) time during the past fiscal year. The members of this committee are Russell J. Page and Timothy J. Sledz. The Remuneration and Stock Option/Warrant Committee is responsible for approving compensation arrangements for senior management of the Company and administering the Company's stock option plans. Currently, the members of this committee are Leon L. Nowalsky and Albert A. Woodward. During the fiscal year ending 1997, the members were Messrs. Nowalsky, Page and Becker, which met one (1) time during the past fiscal year.

During fiscal year ending 1997, there were 10 regular and 16 special meetings of the Board of Directors of the Company. Each member of the Board of Directors attended all the meetings of the Board of Directors and of each Committee of which he was a member during the year.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 required the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and persons owning beneficially greater than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all such reports.

Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with during the fiscal year ended March 31, 1997.

FAMILY RELATIONSHIPS

There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.

                            EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or accrued by the Company during the fiscal years 1995, 1996 and 1997 by those of its executive officers whose salaries and other compensation during 1997 exceeded $100,000.

                         SUMMARY COMPENSATION TABLE

                            Annual Compensation

-----------------------------------------------------------------------------------------------------
                                                    Other                Securities             All
      Name                                          Annual               Underlying            Other
       and                                         Compen-   Restricted   Options/    LTIP    Compen-
    Principal                                       sation      Stock       SARs      Pay-     sation
    Position            Year(1)   Salary    Bonus    (2)        Awards       (#)      outs      (3)
-----------------------------------------------------------------------------------------------------
Michael M. Ross          1997    $104,035    $0           0       N/A         0        N/A     $5,867
 Former President        1996    $ 99,386    $0        $221       N/A                  N/A     $9,155
 & CEO                   1995    $ 94,846    $0      $2,316       N/A                  N/A     $8,822

Marc I. Becker           1997    $104,035    $0           0       N/A         0        N/A     $5,867
 Former Executive        1996    $103,073    $0        $221       N/A                  N/A     $5,455
 Vice President & COO    1995    $ 99,022    $0        $884       N/A                  N/A     $5,449
-----------------------------------------------------------------------------------------------------

(1)  Periods presented are for the years ended March 31.
(2) Represents a $500 monthly allowance less health insurance. For fiscal year 1996, the monthly allowance was terminated July 1, 1995.
(3) Represents employer contributions for insurance, disability and a car allowance.

COMPENSATION OF DIRECTORS

Two (2) non-employee Directors of the Company, Mr. Russell J. Page and Mr. Leon L. Nowalsky have been authorized Stock Warrants under
Directorship Agreements, as described below. All Directors receive expenses to attend board meetings and expenses related to board duties assigned.

On April 29, 1995, Mr. Leon L. Nowalsky, in consideration for accepting a directorship, was authorized to receive warrants to purchase 225,000 shares of the Company's Common Stock for a ten (10) year period for $7.75 per share. On October 1, 1995, Mr. Russell J. Page, in consideration for accepting a directorship, was authorized to receive warrants to purchase 225,000 shares of the Company's Common Stock for a ten (10) year period for $9.13 per share. On July 1, 1997, Mr. Albert A. Woodward was authorized to receive warrants to purchase 10,000 shares of the Company's Common Stock for a five (5) year period for $9.375 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's compensation committee for the fiscal year ended March 31, 1997 consisted of Mr. Page, Mr. Nowalsky and Marc I. Becker. Mr. Page and Mr. Nowalsky are not officers or employees of the Company. Mr. Becker was an Executive Vice President and Chief Operating Officer of the Company, but is no longer with the Company as an officer, employee or director.

EMPLOYMENT AGREEMENTS

Mr. Crawford, Mr. Keefe and Mr. Barton (the "Executives") have entered into employment agreements with the Company that provide for their employment by the Company through November 15, 1998, in the case of Mr. Barton, and May 5, 1999 in the case of Messrs. Crawford and Keefe. The agreements provide for a base salary subject to increase at the discretion of the board of directors. Messrs. Crawford's, Barton's and Keefe's salaries are presently $180,000, $170,000 and $140,000, respectively. None of the Executives received more than $100,000 in salary and bonus during the fiscal year ended March 31, 1997. In addition, the Executives are entitled to participate in other incentive compensation arrangements as determined by the board of directors and in other benefit plans available to key management. Pursuant to the agreements, the Executives may be terminated for "cause" (as defined in the agreements). Upon death, their estate receives a benefit of 100% of the Executive's compensation for the preceding year. Upon disability the Executives are entitled to a severance payment equal to 100% of the Executive's salary for the preceding year and 60% of such amount each year thereafter (reduced by disability payments received from other sources) until the age of 65. If the Executives are terminated without cause they are entitled to a severance payment equal to 100% of the Executive's compensation for the preceding year. If the Executives voluntarily terminate their employment, their ability to compete with the Company is restricted for a period of one year after such termination.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

COMPENSATION POLICIES

Although the Remuneration and Stock Option/Warrant Committee (the "Committee") has not to date adopted a formal policy addressing executive compensation, the structure of the Company's executive compensation is reflective of the principle that the compensation of its executive officers should be competitive with compensation of senior executives at comparable companies.

Members of the Committee believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and industry focus. As a result, the Committee has not commissioned any studies or reviewed any specific information concerning compensation practices of other companies. On the basis of the Committee's general knowledge and experience, it is believed that the Company's compensation levels are generally commensurate with those of similar companies.

Compensation of the executive officers is a subjective determination and has not been determined by reference to any specific criteria or factors related to corporate performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

On January 1, 1994, the Company entered into an employment agreement with Mr. Ross that provided for a minimum salary of $96,000, subject to increase by the Committee. In the fiscal year ended June 30, 1997, Mr. Ross' salary was $104,035. In determining the chief executive officer's base salary, the Committee did not consider any specific factors or criteria, and relied only on the general principles outlined in the "Compensation Policies" discussion above.

Because Mr. Ross had an interest in a significant number of shares of the Company's common stock held in an escrow account to be distributed upon certain future events, including a minimum net income per share level, the Committee believed that his personal financial interests were closely aligned with shareholder value. Accordingly, the Committee did not attempt to provide additional incentive to Mr. Ross in the form of stock options or other forms of equity based compensation.

                          PERFORMANCE GRAPH

The Company's common stock began trading on the Nasdaq Stock Market on March 1, 1994. The following performance graph compares the cumulative total shareholder return on the Company's common stock with the Nasdaq Telecom Index and the Standard & Poor's 500 Index for the period March 1, 1994 to March 31, 1997. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on March 1, 1994, and that all dividends are reinvested. The shareholder return shown below for the historical period may not be indicative of future performance.

 "Network Long Distance, Inc." S&P 500 Nasdaq Telecom Index

         3/ 1/94    $100.00    $100.00    $100.00
         3/31/95     143.18     107.81      93.61
         3/31/96     168.18     138.98     125.87
         3/31/97     154.55     163.02     116.22

                     TRANSACTIONS WITH MANAGEMENT

March 7, 1994, Michael M. Ross and Marc I. Becker placed 626,691 shares in escrow, subject to release upon certain objective performance levels or upon certain merger. In order for the shares to be released, the Company's net income per share on a fully diluted basis, as defined in the agreement, must have been as follows:

Fiscal            Net Income Per Share  Amount of Shares
Year-End            (Fully-Diluted)      to be Released
--------          --------------------  ----------------
March 31, 1995      $.375 per share      208,897 shares
March 31, 1996      $0.60 per share      208,897 shares
March 31, 1997      $1.00 per share      208,897 shares

None of the above net income per share levels were achieved and no applicable merger transactions occurred. Mr. Becker's shares have been returned to the Company from the escrow with his agreement. Mr. Ross has instituted litigation against the Company claiming that his shares should be released to him and not to the Company. The Company disputes Mr. Ross's claim.

The staff of the SEC may view the placement of shares in escrow similar to a recapitalization by management. The agreement to release shares upon the achievement of certain objective criteria is presumed to be a separate compensatory arrangement between the Company and management. The effect is that the fair value of the shares released from escrow is charged to income in that period. Accordingly the Company's profitability could be significantly effected in any period the shares held in escrow are released.

Mr. Leon L. Nowalsky, a Director of the Company, is a partner of Nowalsky & Bronston, LLP. The law firm performed legal services for the Company during the last fiscal year and was paid approximately $129,773.

                            OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgement of the persons voting them.

                         INDEPENDENT AUDITORS

Arthur Andersen, LLP, certified public accountants, served as independent auditors for the Company for the year ended March 31, 1997 and have been retained to serve as its auditors for the current year. Representatives of Arthur Andersen, LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

                  DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's 1998 annual meeting must be received at the offices of the Company, 11817 Canon Boulevard, Suite 600, Newport News, Virginia 23606, no later than May 3, 1998.

                                        JOHN V. LEAF
                                        SECRETARY

Newport News, Virginia
August 31, 1997

    PROXY                                                                PROXY

                             NETWORK LONG DISTANCE, INC.
                         SOLICITED BY THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD
                                  SEPTEMBER 30, 1997

    The undersigned hereby constitutes and appoints ________________________ and ____________________________________, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the $.0001 par value common stock of Network Long Distance, Inc., a Delaware corporation at the Annual Meeting of Shareholders to be held at, 11817 Canon Boulevard, Suite 600, Newport News, Virginia, at 10:00 a.m. Eastern
    Standard Time, on September 30, 1997, and any and all adjournments thereof, for the following purposes:

    1.   The election of eight (8) Directors of the Company:

         / /  FOR all nominees listed below (except as marked to the contrary):

         / /  WITHHOLD AUTHORITY to vote for all the nominees listed below:

         Class A Nominees       Class B Nominees         Class C Nominees
          TWO YEAR TERM          ONE YEAR TERM            THREE YEAR TERM
         -----------------      ----------------         ----------------

         Leon L. Nowalsky       Timothy J. Sledz         John D. Crawford
         Russell J. Page        Albert A. Woodward       John V. Leaf
         Timothy A. Barton                               Thomas G. Keefe

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CROSS OUT THAT NOMINEE'S NAME ABOVE.)

    2. To transact such other business as properly may come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

    The undersigned hereby revokes any proxies as to said shares and heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                           The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders furnished therewith.

                           Dated: ___________________________, 1997

                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) of Shareholder(s)

                           Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NETWORK LONG DISTANCE, INC. PLEASE SIGN AND RETURN THIS PROXY TO NETWORK LONG DISTANCE, INC., 11817 CANON BLVD., SUITE 600, NEWPORT NEWS, VIRGINIA 23606. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.